As filed with the Securities and Exchange Commission on April 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viking Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

94 Pitts Bay Road Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Viking Holdings Ltd Second Amended and Restated 2018 Equity Incentive Plan

Viking Holdings Ltd 2024 Employee Share Purchase Plan

(Full title of the plans)

Leah Talactac

Chief Financial Officer

Viking Holdings Ltd

5700 Canoga Avenue

Woodland Hills, CA 91367

(Name and address of agent for service)

(818) 227-1234

(Telephone number, including area code, of agent for service)

With a copy to:

Gregg A. Noel

Ryan J. Dzierniejko

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave.

Palo Alto, CA 94301

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐ ¨

PART I

INFORMATION REQUIRED IN THE PROSPECTUS*

*

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Viking Holdings Ltd (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)

Amendment No. 4 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on April 29, 2024, which contains audited financial statements for the Registrant’s latest fiscal year, relating to the Registration Statement on Form  F-1 originally filed with the Commission on April 5, 2024 (File No. 333-278515), as amended;

(b)	The Registrant’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form F-1, as amended (File No. 333-278515); and

(c)

The description of the Registrant’s ordinary shares, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 30, 2024 (File No. 001-42039) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K furnished by the Registrant to the Commission that indicate that they are incorporated herein by reference, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any subsidiary thereof.

Section 98 of the Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act, and may advance moneys to its directors, officers or auditors for the costs, charges and expenses incurred by the director, officer or auditor in defending any civil or criminal proceedings against them, on the condition that the director, officer or auditor repays the advance if any allegation of fraud or dishonesty is proved against them.

The Company’s bye-laws (the “Bye-Laws”) provide that our directors, alternate directors, resident representative, chairperson, chief executive officer, secretary and other officers, and the liquidator or trustees (if any) acting in relation to any of our affairs, and their heirs, executors and administrators, will be indemnified and secured harmless out of our assets from and against any and all judgments, fines, penalties, excise taxes, amounts paid in settlement, and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and disbursements, experts’ fees, court costs, retainers, appeal bond premiums, arbitration costs, arbitrators’ fees, transcript fees and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) (“losses”) actually and reasonably incurred by or on behalf of such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such indemnified party is or is threatened to be made a party, arising out of, relating to, or resulting from the fact that the indemnified party is or was our director, officer, employee, agent or fiduciary, or is or was a director, officer, employee, agent or fiduciary serving at our request as a director, officer, employee, manager, member, partner, tax matters partner or partnership representative, trustee, agent or fiduciary, or similar capacity, of any of our subsidiaries or another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of any act or omission by the indemnified party in any such capacity; provided that this indemnity will not extend to any indemnified party for any losses to the extent such losses (a) arise directly out of the fraud or dishonesty of such indemnified party or (b) are incurred in connection with any action, suit or proceeding initiated by such indemnified party, except to the extent that the indemnified party’s initiation of such action, suit or proceeding has been authorized by our board of directors or is brought to enforce such indemnified party’s rights to indemnification or advancement of expenses hereunder.

Subject to Section 14 of the Securities Act and Section 29(a) of the Securities Exchange Act of 1934, which renders void any waiver of the provisions of the Securities Act, the Bye-Laws provide that our shareholders waive all claims or rights of action that they might have, individually or in our right, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

The Company maintains standard policies of insurance under which coverage is provided to (1) the Company’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. The Company has also entered into separate indemnification agreements with each of its directors and officers, which are in addition to the Company’s indemnification obligations under its Bye-Laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form F-1 (File No. 333-278515), filed with the Commission on April 5, 2024).

4.2*	Bye-laws of the Company, as currently in effect.

4.3	Form of Certificate for Ordinary Shares, evidencing the ordinary shares of the Registrant (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form F-1 (File No. 333-278515), filed with the Commission on April 22, 2024).

4.4	Second Amended and Restated Company 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form F-1 (File No. 333-278515), filed with the Commission on April 22, 2024).

4.5	2024 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form F-1 (File No. 333-278515), filed with the Commission on April 22, 2024).

5.1*	Opinion of Conyers Dill & Pearman Limited.

23.1*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young AS.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 2024.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name:	Leah Talactac
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Torstein Hagen and Leah Talactac and each of them, individually, as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8, or the Registration Statement, to be filed with the Securities and Exchange Commission, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Torstein Hagen Torstein Hagen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 30, 2024

/s/ Leah Talactac Leah Talactac	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2024

/s/ Richard Fear Richard Fear	Director	April 30, 2024

/s/ Morten Garman Morten Garman	Director	April 30, 2024

/s/ Paul Hackwell Paul Hackwell	Director	April 30, 2024

/s/ Kathy Mayor Kathy Mayor	Director	April 30, 2024

/s/ Tore Myrholt Tore Myrholt	Director	April 30, 2024

/s/ Pat Naccarato Pat Naccarato	Director	April 30, 2024

/s/ Jack Weingart Jack Weingart	Director	April 30, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 2024.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: Chief Financial Officer